 As filed with the Securities and Exchange Commission on February 9, 2001

                                                Registration No. 333-54662
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
              Merrill Lynch, Pierce, Fenner & Smith Incorporated
                               Initial Depositor
            (Exact Name of Registrant as Specified in its Charter)
                                --------------

                          Retail HOLDRS SM Trust
                               yet-to-be formed
                     [Issuer with respect to the receipts]

         Delaware                    6211                   13-5674085
     (State or other          (Primary Standard          (I.R.S. Employer
       jurisdiction               Industrial          Identification Number)
   of incorporation or       Classification Code
      organization)                Number)
                                --------------
                               250 Vesey Street
                           New York, New York 10281
                                (212) 449-1000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                                --------------
                                  Copies to:
        Andrea L. Dulberg, Esq.                   Andrew B. Janszky
          Corporate Secretary                    Shearman & Sterling
 Merrill Lynch, Pierce, Fenner & Smith          599 Lexington Avenue
             Incorporated                     New York, New York 10022
           250 Vesey Street                        (212) 848-4000
       New York, New York 10281
            (212) 449-1000
  (Name, address, including zip code,
         and telephone number,
   including area code, of agent for
               service)

         Approximate date of commencement of proposed sale to public:
  As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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
                                                                    Proposed Maximum
                                                   Proposed Maximum    Aggregate      Amount of
 Title of Each Class of Securities   Amount to Be   Offering Price      Offering     Registration
         to Be Registered             Registered    Per Receipt(1)      Price(1)      Fee(2)(3)
-------------------------------------------------------------------------------------------------
 Retail HOLDRS....................   1,000,000,000       $100         $299,800,000     $74,950
                                       receipts
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. 2,000,000 receipts are estimated to be offered in the initial offering at $100 per receipt and 998,000,000 receipts are estimated to be offered continuously after the initial offering at $0.10 per receipt.

(2) This Registration Statement also registers, where required, an indeterminate amount of securities to be sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated in market-making transactions.

(3) Merrill Lynch, Pierce, Fenner & Smith Incorporated previously paid on January 30, 2001, $2,500 of this Registration Fee.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We     +
+have filed a registration statement relating to these receipts with the       +
+Securities and Exchange Commission. We cannot sell these receipts until the + +registration statement becomes effective. This prospectus is not an offer to + +sell these receipts and we are not soliciting offers to buy these receipts in +
+any state where such offer or sale is not permitted.                          +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion

               Preliminary Prospectus dated February 9, 2001

PROSPECTUS

                     1,000,000,000 Depositary Receipts

                          Retail HOLDRS SM Trust

    The Retail HOLDRS SM Trust will issue Depositary Receipts called Retail HOLDRS SM representing your undivided beneficial ownership in the common stock of a group of specified companies that, among other things, sell retail merchandise to consumers through traditional retail stores, the Internet, mail order catalogs and other outlets. The Bank of New York will be the trustee. You only may acquire, hold or transfer Retail HOLDRS in a round-lot amount of 100 Retail HOLDRS or round-lot multiples. Retail HOLDRS are separate from the underlying common stocks that are represented by the Retail HOLDRS. For a list of the names and the number of shares of the companies that make up a Retail HOLDR, see "Highlights of Retail HOLDRS--The Retail HOLDRS" starting on page 8. The trust will issue the additional Retail HOLDRS on a continuous basis.

    Investing in Retail HOLDRS involves significant risks. See "Risk Factors" starting on page 4.

    The initial public offering price for a round-lot of 100 Retail HOLDRS will equal the sum of the closing market price on the primary U.S. trading market on the pricing date for each deposited share multiplied by the share amount specified in this prospectus, plus an underwriting fee.

    Retail HOLDRS are neither interests in nor obligations of either the initial depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or The Bank of New York, as trustee.

    Before this issuance, there has been no public market for Retail HOLDRS. Application has been made to list the Retail HOLDRS on the American Stock Exchange under the symbol "RTH".

                                  ----------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                   Initial Price Underwriting
                                                    to Public*       Fee
                                                   ------------- ------------
      Per Retail HOLDR............................                     2%

     -----
     *Includes underwriting fee.

    For purchases of Retail HOLDRS in excess of        Retail HOLDRS, the
underwriting fee will be [  ]%.

                                  ----------

                              Merrill Lynch & Co.

Robert W. Baird & Co.  First Union Securities, Inc.  Morgan Keegan & Company, Inc.
Raymond James &
 Associates, Inc.      Sutro & Co. Incorporated     Tucker Anthony Capital Markets

                  The date of this prospectus is      , 2001.

"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill
                               Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary....................................................................   3
Risk Factors...............................................................   4
Highlights of Retail HOLDRS................................................   9
The Trust..................................................................  16
Description of Retail HOLDRS...............................................  16
Description of the Underlying Securities...................................  17
Description of the Depositary Trust Agreement..............................  19
Federal Income Tax Consequences............................................  23
ERISA Considerations.......................................................  26
Plan of Distribution.......................................................  26
Legal Matters..............................................................  27
Where You Can Find More Information........................................  27

                                ---------------

      This prospectus contains information you should consider when making your investment decision. With respect to information about Retail HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Retail HOLDRS in any jurisdiction where the offer or sale is not permitted.

      The Retail HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Retail HOLDRS or of the underlying securities through an investment in the Retail HOLDRS.

                                    SUMMARY

      The Retail HOLDRS Trust will be formed under the depositary trust
agreement, dated as of    , 2001 among The Bank of New York, as trustee,
Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Retail HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

      The trust will hold shares of common stock issued by 20 specified companies that, among other things, sell retail merchandise to consumers through traditional retail stores, the Internet, mail order catalogs and other outlets. The number of shares of each company's common stock held by the trust with respect to each round-lot of Retail HOLDRS is specified under "Highlights of Retail HOLDRS--The Retail HOLDRS." This group of common stocks is collectively referred to in this prospectus as the securities or the underlying securities.

      The trust will issue Retail HOLDRS that represent your undivided beneficial ownership interest in the securities held by the trust on your behalf. The Retail HOLDRS are separate from the underlying securities that are represented by the Retail HOLDRS.

                                  RISK FACTORS

      An investment in Retail HOLDRS involves risks similar to investing in each of the underlying securities outside of the Retail HOLDRS, including the risks associated with concentrated investments in the retail industry.

General Risk Factors

     . Loss of investment. Because the value of Retail HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Retail HOLDRS if the underlying securities decline in value.

     . Discount trading price. Retail HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     . Not necessarily representative of the retailing industry. While the underlying securities are securities of companies generally considered to be involved in various aspects of the retailing industry, the underlying securities and the Retail HOLDRS may not necessarily follow the price movements of the entire retailing industry generally. If the underlying securities decline in value, your investment in the Retail HOLDRS will decline in value even if the market price of the securities of companies in the retailing industry generally increase in value. Furthermore, after the initial deposit, one or more of the issuers of the underlying securities may no longer be involved in the retailing industry. In this case, the Retail HOLDRS may no longer consist of securities issued only by companies involved in the retailing industry.

     . Not necessarily comprised only of retail companies. As a result of distributions of securities by companies included in the Retail HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Retail HOLDRS and that are not involved in the retailing industry may be included in the Retail HOLDRS. The securities of a new company will only be distributed from the Retail HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in Retail HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS. As there are only 11 broadly defined sector classifications, the use of Standard & Poor's sector classifications to determine whether a new company will be included in the Retail HOLDRS provides no assurance that each new company included in the Retail HOLDRS will be involved in the retailing industry. Currently, the underlying securities included in the Retail HOLDRS are represented in the Consumer Staples and Consumer Cyclicals sectors. As each Standard & Poor's sector classification is defined so broadly, the securities of a new company could have the same sector classification as a company currently included in the Retail HOLDRS yet not be involved in the retailing industry. In addition, the sector classifications of securities included in the Retail HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both. Therefore, additional sector classifications may be represented in the Retail HOLDRS which may also result in the inclusion in the Retail HOLDRS of the securities of a new company that is not involved in the retailing industry.

     . No investigation of underlying securities. The underlying securities included in the Retail HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of securities in the retailing industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Retail HOLDRS Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

     . Concentration of investment. As a result of market fluctuations and/or reconstitution events, an investment in Retail HOLDRS may represent a more concentrated investment in one or more of the underlying securities or one or more industries. A concentrated investment will reduce the diversification of the Retail HOLDRS and increase your exposure to the risks of concentrated investments.

     . Conflicting investment choices. In order to sell one or more of the underlying securities individually or to participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Retail HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Retail HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer. The cancellation of Retail HOLDRS will involve payment of a cancellation fee to the trustee.

     . Trading halts. Trading in Retail HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Retail HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in the Retail HOLDRS, you will not be able to trade Retail HOLDRS and you will only be able to trade the underlying securities if you cancel your Retail HOLDRS and receive each of the underlying securities.

     . Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Retail HOLDRS. If the Retail HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Retail HOLDRS are listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the Retail HOLDRS are delisted.

     . Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, has selected the underlying securities and may face possible conflicts of interest in connection with its activities. For example, Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, collectively referred to as Merrill Lynch, may engage in investment banking and other activities, may provide services to issuers of the underlying securities in connection with its business, or may make purchases or sales, including establishing long or short positions, in the underlying securities for its own account. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, will purchase, in the secondary market, the underlying securities that will be deposited into the trust. Merrill Lynch may make these purchases before the deposit into the trust, or it may borrow securities for the deposit and subsequently purchase the securities to repay to the lenders the securities previously borrowed. In either event, the purchases of the underlying securities will be made at various prices. As the initial offering price for the Retail HOLDRS will be based on the closing market price of each of the underlying securities on the pricing date, Merrill Lynch may recognize a gain on its purchases of the underlying securities. Specifically, if the closing market price for the underlying securities on the pricing date is higher than the price at which Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, purchases the underlying securities then it will recognize a gain in connection with such purchases. Merrill Lynch may recognize this gain on any of the underlying securities that comprise the Retail HOLDRS or on all of the underlying securities in the aggregate. The potential profit of Merrill Lynch also is affected by any hedging activities that it may engage in while it purchases the underlying securities in the secondary market for deposit into the trust. All of these activities may result in conflicts of interest with respect to the financial interest of Merrill Lynch, on the one hand, and, on the other hand, the initial selection of the underlying securities included in the Retail HOLDRS, the selection of the retail industry, Merrill Lynch's activity in the secondary market in the underlying securities, and the creation and cancellation of Retail HOLDRS by Merrill Lynch.

     . Temporary price increases in the underlying securities. Purchasing activity in the secondary trading market associated with acquiring the underlying securities for deposit into the trust may temporarily increase the market price of the deposited shares, which will result in a higher initial offering price for the Retail HOLDRS. Large volumes of purchasing activity, which may occur in connection with the issuance of Retail HOLDRS, particularly in connection with the initial issuance of Retail HOLDRS, could temporarily increase the market price of the underlying securities, resulting in a higher price on that date. This purchasing activity could create a temporary imbalance between the supply and demand of the underlying securities, thereby limiting the liquidity of the underlying securities due to a temporary increased demand for underlying securities. Temporary increases in the market price of the underlying securities may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from increases in the market price of the underlying securities that may occur as a result of the increased purchasing activity in the underlying securities resulting from the issuance of the Retail HOLDRS. Consequently, prices for the underlying securities may decline immediately after the pricing date. If the trading prices for the underlying securities decline, the trading price of Retail HOLDRS will also decline.

Risk Factors Specific to Companies Involved in the Retailing Industry

     . Retail companies operate in a highly competitive industry and face intense price competition. The retailing industry is highly competitive with numerous industry participants. The companies included in the Retail HOLDRS compete with general merchandise, apparel and household merchandise retailers, Internet retailers, discount retailers, television direct marketers and mail-order catalog retailers. Some of the principal factors which retail companies must address to remain competitive include:

            .  merchandise selection and quality;

            .  brand recognition;

            .  price;

            .  convenience;

            .  customer service; and

            .  timely product delivery.

        Retail companies may also face increased pricing pressure as more retail outlets, especially electronic-commerce retailers and discount retailers, are established that are able to offer similar merchandise at reduced prices. If any of the companies included in the Retail HOLDRS fail to successfully compete and maintain customer satisfaction and market share, its stock price may decline and will negatively affect the market price of the Retail HOLDRS.

     . The companies in the Retail HOLDRS may be subject to seasonal and quarterly variations in the retailing industry. The apparel and general merchandise segments of the retailing industry have historically been subject to significant seasonal and quarterly variations. Many retailers derive a significant portion of their annual revenue during the months of November and December. In anticipation of increased sales activity during this period many retail companies incur significant additional expenses. If the demand during November and

        December is miscalculated, a retail company could have significant excess inventory, which would have an adverse affect on its financial performance. In addition, a significant shortfall in sales during November and December would have an adverse impact on the results of operations of a retail company. Any seasonal or quarterly fluctuations that a retail company reports may not match the expectations of market analysts and investors. This, along with any changes in the expectations of consumer demand, could cause the market price of the Retail HOLDRS to fluctuate significantly.

     . Retail companies' revenues may be adversely affected by general economic factors. General economic factors in the markets in which retail companies operate, many of which are beyond their control, may nevertheless materially adversely affect company forecasts and actual performance. These factors include:

            .  interest rates;

            .  recession;

            .  inflation and deflation;

            .  consumer credit availability and debt levels;

            .  tax rates and policy;

            .  unemployment trends; and

            .  other matters that influence consumer confidence and spending.

        These factors may negatively affect consumer spending and confidence and result in reduced revenues for retail companies. As many of the companies included in the Retail HOLDRS are apparel and general merchandise retailers that rely on consumers' purchases of discretionary items for a significant portion of their sales, during periods where disposable income is lower or during periods of economic uncertainty, consumer purchases of these items may decline. As a result, retail companies may be more adversely affected by a cyclical downturn in the economy than other companies. In addition, increased volatility in financial markets may cause these factors to change with a greater degree of frequency and magnitude.

     . Many of the companies included in the Retail HOLDRS are dependent on third party suppliers and distribution systems. Many of the companies included in the Retail HOLDRS purchase merchandise both directly from brand owners and indirectly from retailers and third party suppliers. These companies may also be dependent upon suppliers for the products used for their own brand name merchandise. Reliance on third party suppliers subjects retail companies to risks of delivery delays, price increases and receipt of non-conforming or poor quality merchandise. The purchase of merchandise from parties other than the brand owners also increases the risk that a retail company could mistakenly purchase and sell non-authentic or damaged goods, which may expose them to liability. In addition, many of the companies in the Retail HOLDRS use third party distributors and transportation providers over which they have no control to deliver and transport their merchandise. If retail companies encounter problems with their suppliers or distributors, their reputation could be harmed and their operations and financial conditions could be adversely affected.

     . Unexpected changes in consumer trends can affect the business of retail companies. Consumer trends can change rapidly, and the retail business is sensitive to these changes. The consumer companies included in the Retail HOLDRS may not accurately anticipate shifts in consumer trends and adjust their merchandise mix to appeal to changing consumer tastes in a timely manner. If a company misjudges the market for its products or is unsuccessful in responding to changes in consumer trends or in market demand, the retail company could experience insufficient or excess inventory levels or higher markdowns, any of which would have a material adverse effect on its business, financial condition and results of operations and could adversely affect the price of the Retail HOLDRS.

     . Retail companies may be unable to protect their intellectual property rights and may be liable for infringing the intellectual property rights of others. Third parties may infringe or misappropriate the trademarks or other proprietary rights of the retail companies included in the Retail HOLDRS, which could have a material adverse effect on their business, results of operations or financial condition. Retail companies could also incur substantial costs in asserting and defending their intellectual property or proprietary rights. In addition, third parties may assert infringement claims against companies included in the Retail HOLDRS for infringement or misappropriation of their proprietary rights. These claims and any resulting litigation, if it occurs, could subject companies included in the Retail HOLDRS to significant liability for damages and may also result in limitations on the ability to use the intellectual property subject to the claim.

                          HIGHLIGHTS OF RETAIL HOLDRS

      This discussion highlights information regarding Retail HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Retail HOLDRS.

Issuer.......................
                               Retail HOLDRS Trust.

The trust....................
                               The Retail HOLDRS Trust will be formed under
                               the depositary trust agreement, dated as of   ,
                               2001 among The Bank of New York, as trustee,
                               Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated, other depositors and the owners of the Retail HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor............  Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated.

Trustee......................  The Bank of New York, a New York state-
                               chartered banking organization, will be the trustee and receive compensation as set forth in the depositary trust agreement.

Purpose of Retail HOLDRS.....  Retail HOLDRS are designed to achieve the following:

                               Diversification. Retail HOLDRS are designed to allow you to diversify your investments in the retailing industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                               Flexibility. The beneficial owners of Retail
                               HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Retail HOLDRS, and can cancel their Retail HOLDRS to receive each of the underlying securities represented by the Retail HOLDRS.

                               Transaction costs. The expenses associated with buying and selling Retail HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets.................
                               The trust will hold securities issued by specified companies in the retailing industry. The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Retail HOLDRS.......       The trust will issue Retail HOLDRS that
                               represent your undivided beneficial ownership interest in the shares of U.S.-traded securities held by the trust on your behalf.
                               The Retail HOLDRS themselves are separate from the underlying securities that are represented by the Retail HOLDRS.

                               The specific share amounts for each round-lot of 100 Retail HOLDRS will be determined on the pricing date so that the initial issue price will be approximately $90-$100 per Retail HOLDR and the initial weightings of each underlying security included in the Retail HOLDRS approximates the relative market capitalizations of the specified companies (based on the market capitalizations of the underlying securities on the trading date immediately preceding the pricing date), subject to a maximum weight of 20%. For purposes of this preliminary prospectus the indicative share amounts and indicative weightings of each underlying security, based on market capitalizations as of January 24, 2001 are set forth in the table below. However, the share amounts and weightings may change during the period between January 24, 2001 and the pricing date.

                               After the pricing date, the share amounts will not change, except for changes due to corporate events, such as stock splits or reverse stock splits on the underlying securities, or reconstitution events. However, the weightings are expected to change substantially over time because of price fluctuations.

                               The following table provides:

                               .  the names of the 20 issuers of the
                                  underlying securities represented by the
                                  Retail HOLDRS,

                               .  stock ticker symbols,

                               . indicative share amounts represented by a round-lot of 100 Retail HOLDRS as of January 24, 2001,

                               .  indicative weightings as of January 24,
                                  2001, and

                               .  the principal U.S. market on which the
                                  underlying securities are traded.

                                                                   Primary
                                            Indicative               U.S.
                                              Share    Indicative  Trading
                   Name of Company   Ticker  Amounts   Weightings   Market
                   ----------------  ------ ---------- ---------- ----------
                   Wal-Mart Stores,
                    Inc.              WMT       34       19.78%      NYSE
                   The Home Depot,
                    Inc.               HD       40       19.60%      NYSE
                   Walgreen Co.       WAG       18        7.55%      NYSE
                   Target
                    Corporation       TGT       16        6.32%      NYSE
                   Safeway Inc.       SWY        9        5.07%      NYSE
                   The Gap, Inc.      GPS       15        4.89%      NYSE
                   Kohl's
                    Corporation       KSS        6        4.51%      NYSE
                   CVS Corporation    CVS        7        4.34%      NYSE
                   The Kroger Co.      KR       15        3.92%      NYSE
                   Costco Wholesale
                    Corporation       COST       8        3.74%   Nasdaq NMS
                   Lowe's
                    Companies, Inc.   LOW        7        3.60%      NYSE
                   Sears, Roebuck
                    and Co.            S         6        2.41%      NYSE
                   Best Buy Co.,
                    Inc.              BBY        4        2.03%      NYSE
                   The May
                    Department
                    Stores Company    MAY        5        2.01%      NYSE
                   Albertson's,
                    Inc.              ABS        7        1.98%      NYSE
                   Federated
                    Department
                    Stores             FD        4        1.81%      NYSE
                   The Limited,
                    Inc.              LTD        8        1.73%      NYSE
                   RadioShack
                    Corporation       RSH        3        1.66%      NYSE
                   The TJX
                    Companies, Inc.   TJX        5        1.61%      NYSE
                   Amazon.com, Inc.   AMZN       6        1.43%   Nasdaq NMS

                               The actual share amounts and weightings will be determined on the pricing date and will appear in the final prospectus delivered in connection with sales of the Retail HOLDRS. These companies are generally considered to be 20 of the largest and most liquid companies with U.S.-traded securities involved in the retailing industry, as measured by market capitalization and trading volume on January 24, 2001. The market capitalization of a company is determined by multiplying the market price of its common stock by the number of its outstanding shares of common stock.

                               The trust only will issue and cancel, and you only may obtain, hold, trade or surrender Retail HOLDRS in a round-lot of 100 Retail HOLDRS and round-lot multiples. The trust will only issue Retail HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Retail HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Retail HOLDRS, the trust may require a minimum of more than one round-lot of 100 Retail HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Retail HOLDRS.

                               The number of outstanding Retail HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Retail HOLDRS on a continuous basis when an investor deposits the required securities with the trustee.

Public offering price........
                               The initial public offering price for 100
                               Retail HOLDRS will equal the sum of the closing market price on the primary U.S. trading market on the pricing date for each underlying security multiplied by the share amount to be determined on the pricing date, plus an underwriting fee. It is expected that the initial public offering price will be approximately $90-$100 per Retail HOLDR.

Purchases....................
                               After the initial offering, you may acquire
                               Retail HOLDRS in two ways:

                               . through an in-kind deposit of the required number of securities of the underlying issuers with the trustee, or

                               . through a cash purchase in the secondary trading market.

Underwriting fees............
                               If you purchase Retail HOLDRS in the initial public offering, you will pay an underwriting fee equal to:

                               .  For purchases of     Retail HOLDRS or fewer,
                                  2%.

                               .  For purchases in excess of     Retail
                                  HOLDRS,  %.

                               You will not be charged any issuance fee or other sales commission in connection with purchases of Retail HOLDRS made in the initial public offering.

Issuance and cancellation
 fees........................  After the initial offering, if you wish to create Retail HOLDRS by delivering to the trust the requisite securities represented by a round-lot of 100 Retail HOLDRS, The Bank of New York, as trustee, will charge you an issuance fee of up to $10.00 for each round-lot of 100 Retail HOLDRS. If you wish to cancel your Retail HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Retail HOLDRS.

Commissions..................
                               If you choose to deposit underlying securities in order to receive Retail HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance fee charged by the trustee described above, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker.

Custody fees.................
                               The Bank of New York, as trustee and as
                               custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Retail HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Retail HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to
 RetailHOLDRS...........
                               You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Retail HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes, and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Retail HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell such share in the market and the trust, in turn, will deliver cash in lieu of such share. Except with respect to the right to vote for dissolution of the trust, the Retail HOLDRS themselves will not have voting rights.

Rights relating to the
 underlying securities.......
                               You have the right to:

                               .  Receive all shareholder disclosure
                                  materials, including annual and quarterly reports, distributed by the issuers of the underlying securities.

                               . Receive all proxy materials distributed by the issuers of the underlying securities and to instruct the trustee to vote the underlying securities or attend shareholder meetings yourself.

                               . Receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of the underlying securities, net of any applicable taxes or fees. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Retail HOLDRS unless the distributed securities are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS or the distributed securities have a different Standard & Poor's sector classification than any of the underlying securities represented in the Retail HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be made available to you, may be disposed of or may lapse.

                              If you wish to participate in a tender offer for underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must obtain the underlying securities by surrendering your Retail HOLDRS and receiving all of your underlying securities. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the Depositary Trust Agreement."

Reconstitution events.......
                              The depositary trust agreement provides for the automatic distribution of underlying securities from the Retail HOLDRS to you in the following four circumstances:

                              A. If an issuer of underlying securities no
                                 longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Retail HOLDRS.

                              B. If the SEC finds that an issuer of underlying
                                 securities should be registered as an
                                 investment company under the Investment
                                 Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Retail HOLDRS.

                              C. If the underlying securities of an issuer
                                 cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company or the securities received in exchange for the securities of the underlying issuer whose securities cease to be outstanding to the beneficial owners of Retail HOLDRS only if the distributed securities have a different Standard & Poor's sector classification than any of the underlying securities represented in the Retail HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS. In any other case, the additional securities received will be deposited into the trust.

                              D. If an issuer's underlying securities are
                                 delisted from trading on a U.S. national securities exchange or through Nasdaq NMS and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the securities are delisted.

                              To the extent a distribution of underlying securities from the Retail HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

                               In addition, securities of a new company will be added to the Retail HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a Standard & Poor's sector classification that is different from the sector classification of any other security then included in the Retail HOLDRS or are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS.

                               It is anticipated, as a result of the broadly defined Standard & Poor's sector classifications, that most distributions or exchanges of securities will result in the inclusion of new securities in Retail HOLDRS. The trustee will review the publicly available information that identifies the Standard & Poor's sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Retail HOLDRS will be distributed from the Retail HOLDRS to you.

Standard & Poor's sector
 classification.........
                               Standard & Poor's Corporation is an independent source of market information that, among other things, classifies the securities of public companies into various sector classifications based on its own criteria. There are 11 Standard & Poor's sector classifications and each class of publicly traded securities of a company are given only one sector classification. The securities included in the Retail HOLDRS are currently represented in the Consumer Cyclicals and Consumer Staples sectors. The Standard & Poor's sector classifications of the securities included in the Retail HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both.

Termination events......       A. The Retail HOLDRS are delisted from the
                                  American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the Retail HOLDRS are delisted.

                               B. The trustee resigns and no successor trustee
                                  is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

                               C. 75% of beneficial owners of outstanding
                                  Retail HOLDRS vote to dissolve and liquidate the trust.

                               If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event.

Federal income tax
consequences.................  The federal income tax laws will treat a U.S.
                               holder of Retail HOLDRS as directly owning the underlying securities. The Retail HOLDRS themselves will not result in any federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing......................
                               Application has been made to list the Retail
                               HOLDRS on the American Stock Exchange under the symbol "RTH". Trading will take place only in round-lots of 100 Retail HOLDRS and round-lot multiples. A minimum of 150,000 Retail HOLDRS will be required to be outstanding when trading begins.

Trading......................
                               Investors only will be able to acquire, hold, transfer and surrender a round-lot of 100 Retail HOLDRS. Bid and ask prices, however, will be quoted per single Retail HOLDR.

Clearance and settlement.....
                               The trust will issue Retail HOLDRS in book-entry form. Retail HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Retail HOLDRS."

                                   THE TRUST

      General. This discussion highlights information about the Retail HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase Retail HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

      The Retail HOLDRS Trust. The trust will be formed pursuant to the
depositary trust agreement, dated as of     , 2001. The Bank of New York will
be the trustee. The Retail HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

      The Retail HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Retail HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust will consist of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2041, or earlier if a termination event occurs.

                       DESCRIPTION OF RETAIL HOLDRS

      The trust will issue Retail HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." After the initial offering, the trust may issue additional Retail HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

      You may only acquire, hold, trade and surrender Retail HOLDRS in a round-lot of 100 Retail HOLDRS and round-lot multiples. The trust will only issue Retail HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Retail HOLDRS. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Retail HOLDRS, the trust may require a minimum of more than one round-lot of 100 Retail HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Retail HOLDRS.

      Retail HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The 20 companies selected as part of this receipt program are listed above in the section entitled "Highlights of Retail HOLDRS--The Retail HOLDRS."

      Beneficial owners of Retail HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the securities, to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, and the right to cancel Retail HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Retail HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934, referred to herein as the Exchange Act.

      The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Retail HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Retail HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Retail HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

      Retail HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with DTC and register in the name of Cede & Co., as nominee for DTC. Retail HOLDRS will be available only in book-entry form. Owners of Retail HOLDRS may hold their Retail HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

      Selection criteria. The underlying securities of the Retail HOLDRS are the common stocks of a group of 20 specified companies that, among other things, sell merchandise to retail consumers through traditional retail stores, the Internet, mail order catalogs and other outlets and whose securities are registered under section 12 of the Exchange Act. The issuers of the underlying securities are considered to be 20 of the largest, most liquid companies involved in the retailing industry as measured by market capitalization and trading volume. The companies included in the Retail HOLDRS also meet the following minimum selection criteria as of January 24, 2001:

     .  Market capitalization equal to or greater than $500 million;

     . Average daily trading volume of at least 100,000 shares over the 60 trading days before January 24, 2001;

     . Average daily dollar volume (that is, the average daily trading volume multiplied by the average closing price over the 60 day period prior to January 24, 2001) of at least $5 million over the 60 trading days before January 24, 2001; and

     .  A trading history of at least 90 calendar days.

      The market capitalization of a company is determined by multiplying the market price of its common stock by the number of its outstanding shares of common stock. In determining whether a company was to be considered for inclusion in the Retail HOLDRS, Merrill Lynch, Pierce, Fenner & Smith Incorporated examined available public information about the company, including analysts' reports and other independent market sources. The ultimate determination of the inclusion of the 20 specified companies, however, rested solely within the discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      After the initial deposit, one or more of the issuers of the underlying securities may no longer be involved in various segments of the retailing industry. In addition, as a result of a reconstitution event or a distribution of securities, the securities of a non-retail company may be included in the Retail HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the retail industry and will undertake to make adequate disclosure when necessary.

      Underlying securities. For a list of the underlying securities represented by Retail HOLDRS, please refer to "Highlights of Retail HOLDRS--The Retail HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and will be available from the American Stock Exchange and through a widely used electronic information dissemination system such as Bloomberg or Reuters.

      No investigation. In selecting the underlying securities, the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies, other than to the extent required to determine whether the companies satisfied the program's stated selection criteria. Accordingly, before you acquire Retail HOLDRS, you should consider publicly available financial and other information
about     the issuers of the underlying securities. See "Risk Factors" and
"Where You Can Find More Information."

Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the selling group or any of their respective affiliates.

      General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities, see "Annex A."

      The following table and graph set forth the composite performance of all of the underlying securities represented by a single Retail HOLDR based upon the indicative share amounts set forth in the table on page 8 of this preliminary prospectus, measured at the close of each month from May 1997, the first month when all of the underlying securities were publicly traded, to January 24, 2001. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values. The actual share amounts will be determined on the pricing date and may differ from the indicative share amounts.

1997                     Value    1998     Value    1999     Value     2000     Value     2001     Value
----                     -----    ----     -----    ----     -----     ----     -----     ----     -----
                                                                                       January
May..................... 35.79 January.... 48.90 January....  90.31 January....  92.41 24........  91.95
June.................... 38.47 February... 54.00 February...  90.29 February...  89.87
July.................... 42.86 March...... 58.02 March......  93.45 March...... 102.69
August.................. 40.90 April...... 58.44 April......  91.43 April......  96.05
September............... 42.90 May........ 61.22 May........  86.45 May........  91.30
October................. 43.46 June....... 66.29 June.......  95.15 June.......  89.33
November................ 46.82 July....... 66.27 July.......  90.83 July.......  88.82
December................ 47.39 August..... 59.41 August.....  85.34 August.....  82.95
                               September.. 60.55 September..  86.49 September..  86.93
                               October.... 67.99 October....  92.43 October....  85.96
                               November... 75.27 November...  97.02 November...  84.99
                               December... 86.01 December... 106.40 December...  89.83

                                  [LINE GRAPH]

                 DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

      General. The depositary trust agreement, dated as of    , 2001, among
Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Retail HOLDRS, provides that Retail HOLDRS will represent an owner's undivided beneficial ownership interest in the securities of the underlying companies.

      The trustee. The Bank of New York will serve as trustee. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

      Issuance, transfer and surrender of Retail HOLDRS. You may create and cancel Retail HOLDRS only in round-lots of 100 Retail HOLDRS. You may create Retail HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Retail HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Retail HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Retail HOLDRS, the trust may require a minimum of more than one round-lot of 100 Retail HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Retail HOLDRS. Similarly, you must surrender Retail HOLDRS in integral multiples of 100 Retail HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Retail HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

      Voting rights. The trustee will deliver proxy solicitation materials provided by issuers of the underlying securities to you so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

      Under the depositary trust agreement, any beneficial owner of Retail HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Retail HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

      Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Retail HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS or such distributed securities have a different Standard & Poor's sector classification than any of the underlying securities represented in the Retail HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be made available to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act. Otherwise, if practicable, the rights will be disposed of and the proceeds provided to you by the trustee. In all other cases, the rights will lapse.

      You will be obligated to pay any tax or other charge that may become due with respect to Retail HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Retail HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Retail HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

      Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

      Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

      Withdrawal of underlying securities. You may surrender your Retail HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Retail HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Retail HOLDRS.

      Further issuances of Retail HOLDRS. The depositary trust agreement provides for further issuances of Retail HOLDRS on a continuous basis without your consent.

      Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

    A. If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Retail HOLDRS.

    B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Retail HOLDRS.

    C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Retail HOLDRS only if the distributed securities have a different Standard & Poor's sector classification than any of the underlying securities represented in the Retail HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS. In any other case, the additional securities received as consideration will be deposited into the trust.

    D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through Nasdaq NMS and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the securities are delisted.

      To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

      As provided in the depositary trust agreement, securities of a new company will be added to the Retail HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor's sector classification than any of the underlying securities represented in the Retail HOLDRS at the time of distribution or exchange or are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS.

      It is anticipated, as a result of the broadly defined sector classifications, that most distributions or exchanges of securities will result in the inclusion of new securities in the Retail HOLDRS. The trustee will review the publicly available information that identifies the Standard & Poor's sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Retail HOLDRS will be distributed from the Retail HOLDRS to you.

      Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, classifies the securities of public companies into various sector classifications based on its own criteria. There are 11 Standard & Poor's sector classifications and each class of publicly traded securities of a company are given only one sector classification. The securities included in the Retail HOLDRS are currently represented in the Consumer Cyclicals and Consumer Staples sectors. The Standard & Poor's sector classifications of the securities included in the Retail HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both.

      Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign. Upon termination, the beneficial owners of Retail HOLDRS will surrender their Retail HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Retail HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the Retail HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Retail HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

      If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

      Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Retail HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Retail HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Retail HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Retail HOLDRS.

      Issuance and cancellation fees. After the initial public offering, the trust expects to issue more Retail HOLDRS. If you wish to create Retail HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Retail HOLDRS. If you wish to cancel your Retail HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Retail HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

      Commissions. If you choose to create or cancel Retail HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance and cancellation fees described above, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be any of the members of the selling group or another broker, in addition to the issuance or cancellation fee, as the case may be, described above.

      Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Retail HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Retail HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

      Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

      Governing law. The depositary trust agreement and Retail HOLDRS will be governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

      Duties and immunities of the trustee. The trustee will assume no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Retail HOLDRS.

      The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

                        FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a summary of the U.S. federal income tax consequences relating to the Retail HOLDRS for:

     .  a citizen or resident of the United States;

     . a corporation or partnership created or organized in the United States or under the laws of the United States;

     . an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

     . a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. receipt holder"); and

     . any person other than a U.S. receipt holder (a "non-U.S. receipt holder").

      This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Retail HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended. Moreover, this summary does not address Retail HOLDRS held by a foreign partnership or other foreign flow through entities. We recommend that you consult with your own tax advisor.

Taxation of the trust

      The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Retail HOLDRS

      A receipt holder purchasing and owning Retail HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Retail HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

      A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Retail HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Retail HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Retail HOLDRS. Similarly, with respect to sales of Retail HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Retail HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

      The distribution of any securities by the trust upon the surrender of Retail HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

      The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Retail HOLDRS will reduce the amount realized with respect to the underlying securities.

      A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

      With respect to underlying securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

      If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

      Subject to conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. holders, "financial services income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

      Dividends and distributions made by a foreign issuer may be subject to a withholding tax. Some foreign issuers have made arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. It is expected that holders of Retail HOLDRS will be able to use these arrangements to apply for a refund of withheld taxes.

      Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). We do not believe that any of the foreign issuers of the underlying securities is currently a PFIC and do not anticipate that any issuer will become a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

     .  at least 75% of its gross income is "passive income;" or

     . on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

      Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

      If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Retail HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder elected to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

      A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

      A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on underlying securities of foreign issuers, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

      With respect to dividends of both U.S. and foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non-U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

      A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

      A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Retail HOLDRS or of the underlying securities unless:

     . that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

     . in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

     . the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

      Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

      The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

      Any plan fiduciary which proposes to have a plan acquire Retail HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Retail HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

      In accordance with the depositary trust agreement, the trust will issue to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated will deposit the underlying securities to receive Retail HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Robert W. Baird & Co. Incorporated, First Union Securities, Inc., Morgan Keegan & Company, Inc., Raymond James & Associates, Inc., Sutro & Co. Incorporated and Tucker Anthony Incorporated, the selling group, propose to offer the Retail HOLDRS to the public at the offering price set forth on the cover page of this prospectus, which includes an underwriting fee of 2%.

      Investors who purchase Retail HOLDRS through a fee-based brokerage account should consider that the underwriting fee is in addition to the fees charged in that account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated will provide Retail HOLDRS to the other members of the selling group at the public offering price, as set forth on the cover page of this prospectus, less a concession that is
not in excess of   %. The selling group may allow to certain dealers, and the
dealers may reallow, a discount on sales of Retail HOLDRS not in excess of   %
of the public offering price as set forth on the cover page of this prospectus. We expect the trust to deliver the initial distribution of Retail HOLDRS
against deposit of the underlying securities in New York, New York on      ,
2001. After the initial offering, the public offering price, concession and discount may be changed. The trust will continue to issue Retail HOLDRS in connection with deposits of underlying securities. This offering is being made in compliance with Conduct Rule 2810 of the National Association of Securities Dealers, Inc. Accordingly, sales will not be made to a discretionary account without the prior written approval of a purchaser of Retail HOLDRS.

      Members of the selling group and their affiliates have from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expect in the future to provide these services, for which they have received and will receive customary fees and commissions. They also may have served as counterparties in other transactions with some of the issuers of the underlying securities.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated may use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Retail HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Retail HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

                                 LEGAL MATTERS

      Legal matters, including the validity of the Retail HOLDRS, will be passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriters, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences relating to the Retail HOLDRS.

                      WHERE YOU CAN FIND MORE INFORMATION

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Retail HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

      The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Exchange Act.

      Since the securities of the issuers of the underlying securities are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. However, some of the issuers of the underlying securities may be considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC's Web site. Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

      The trust and the selling group and their respective affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Retail HOLDRS. This prospectus relates only to Retail HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph.
We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Retail HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Retail HOLDRS have been publicly disclosed.

                                    ANNEX A

      This annex forms an integral part of the prospectus.

      The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 1996, 1997, 1998, 1999, 2000 and 2001, through January 2001. A table outlining the primary U.S. market on which the securities of the issuers are listed can be found on page 9. The foreign stock market or markets on which the equity securities of the foreign issuers included in the Retail HOLDRS, if any, are listed is described below. An asterisk (*) denotes that no shares of the issuer were trading on a U.S. market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                          ALBERTSON'S, INC. (ABS)

      Albertson's, Inc., is a retail food and drug chain. Albertson's operates under the names of Albertson's, Acme Markets, Jewel Food Stores, Seessel's, Super Saver, Max, Osco Drug and Sav-on. These stores consist of combination food-drug stores, stand-alone drug stores, conventional supermarkets, warehouse stores and an electronic-commerce retail site. Albertson's distribution centers provide product exclusively to its retail stores.

           Closing           Closing           Closing           Closing           Closing         Closing
  1996      Price    1997     Price    1998     Price    1999     Price    2000     Price   2001    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- ------- -------
January     33.88  January    35.00  January    47.75  January    61.00  January    30.50  January  28.35
February    37.00  February   35.25  February   46.81  February   57.00  February   24.50
March       37.13  March      34.00  March      52.75  March      54.44  March      30.88
April       38.50  April      33.00  April      50.06  April      51.50  April      32.63
May         39.88  May        33.50  May        46.31  May        53.50  May        36.63
June        41.38  June       36.50  June       51.81  June       51.56  June       33.25
July        41.00  July       37.06  July       48.00  July       49.75  July       30.19
August      42.38  August     34.25  August     50.56  August     47.94  August     21.50
September   42.13  September  34.88  September  54.13  September  39.56  September  21.00
October     34.38  October    36.88  October    55.75  October    36.00  October    23.69
November    34.88  November   44.38  November   57.06  November   32.00  November   25.56
December    35.63  December   47.25  December   63.69  December   32.25  December   26.50

      The closing price on      , 2001 was    .

                          AMAZON.COM, INC. (AMZN)

      Amazon.com, Inc. is an online retailer that offers a variety of products, such as books, music, videos, toys, electronics, software, video games and home improvement products for sale through the Internet. Amazon.com also offers Web-based services where buyers and sellers can enter into transactions with respect to a wide range of products. Amazon.com has invested in and developed commercial relationships with a number of electronic-commerce companies.

           Closing           Closing           Closing           Closing           Closing         Closing
  1996      Price    1997     Price    1998     Price    1999     Price    2000     Price   2001    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- ------- -------
January       *    January      *    January     4.92  January    58.47  January    64.56  January  17.31
February      *    February     *    February    6.42  February   64.06  February   68.88
March         *    March        *    March       7.13  March      86.09  March      67.00
April         *    April        *    April       7.65  April      86.03  April      55.19
May           *    May        1.50   May         7.34  May        59.38  May        48.31
June          *    June       1.54   June       16.63  June       62.56  June       36.31
July          *    July       2.40   July       18.48  July       50.03  July       30.13
August        *    August     2.34   August     13.96  August     62.19  August     41.50
September     *    September  4.34   September  18.60  September  79.94  September  38.44
October       *    October    5.08   October    21.07  October    70.63  October    36.63
November      *    November   4.13   November   32.00  November   85.06  November   24.69
December      *    December   5.02   December   53.54  December   76.13  December   15.56

      The closing price on      , 2001 was    .

                          BEST BUY CO., INC (BBY)

      Best Buy Co., Inc. is a retailer of brand name consumer electronics, home office equipment, video games, computer software, music and appliances. In addition, Best Buy sells cameras and other photographic equipment and ready-to-assemble furniture designed for use with computer and audio/video equipment. Best Buy also offers various products through the Internet directly to consumers.

           Closing           Closing           Closing           Closing           Closing         Closing
  1996      Price    1997     Price    1998     Price    1999     Price    2000     Price   2001    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- ------- -------
January     3.81   January    2.50   January    12.69  January    45.38  January    47.75  January  49.80
February    4.19   February   2.31   February   14.89  February   46.38  February   54.63
March       4.34   March      2.56   March      16.67  March      52.00  March      86.00
April       4.81   April      3.38   April      17.56  April      47.63  April      80.75
May         5.69   May        3.41   May        16.25  May        45.50  May        64.00
June        5.75   June       3.70   June       18.06  June       67.50  June       63.25
July        4.66   July       3.25   July       23.38  July       74.63  July       72.75
August      5.53   August     4.27   August     19.44  August     70.38  August     61.75
September   5.69   September  6.17   September  20.81  September  62.00  September  63.63
October     4.09   October    6.98   October    24.00  October    55.75  October    50.19
November    3.19   November   7.28   November   28.81  November   62.50  November   25.75
December    2.66   December   9.22   December   30.69  December   50.25  December   29.56

      The closing price on      , 2001 was    .

                    COSTCO WHOLESALE CORPORATION (COST)

      Costco Wholesale Corporation operates self-service members-only warehouse stores which offer volume purchasing of nationally branded and selected private label consumer and business merchandise at discount prices. Costco's product offerings include food, appliances, electronics, furniture and clothing. Costco buys nearly all of its merchandise directly from manufacturers. Costco's warehouse stores are located throughout the United States and Canada, and in the United Kingdom, Korea, Taiwan and Japan. Costco also offers various products through the Internet directly to consumers.

           Closing           Closing           Closing           Closing           Closing         Closing
  1996      Price    1997     Price    1998     Price    1999     Price    2000     Price   2001    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- ------- -------
January      7.81  January    13.31  January    21.69  January    41.44  January    48.94  January  46.25
February     8.63  February   12.81  February   24.44  February   40.16  February   49.63
March        9.38  March      13.81  March      26.69  March      45.78  March      52.56
April        9.50  April      14.44  April      27.94  April      40.47  April      54.06
May         10.00  May        16.88  May        28.94  May        36.25  May        31.94
June        10.81  June       16.44  June       31.53  June       40.03  June       33.00
July        10.25  July       18.94  July       28.38  July       37.38  July       32.56
August       9.94  August     18.03  August     23.53  August     37.38  August     34.44
September   10.25  September  18.81  September  23.69  September  36.00  September  34.94
October      9.94  October    19.25  October    28.38  October    40.16  October    36.63
November    11.63  November   22.16  November   31.38  November   45.84  November   32.63
December    12.56  December   22.31  December   36.09  December   45.63  December   39.94

      The closing price on      , 2001 was    .

                           CVS CORPORATION (CVS)

      CVS Corporation operates retail drugstores and Internet and mail order businesses that principally sell pharmaceutical products. CVS also offers prescription benefit management and specialty pharmaceutical services. CVS' retail drugstores sell prescription and over-the-counter drugs, general merchandise, beauty and cosmetic products and convenience foods. Through its prescription benefit management services, CVS provides prescription plan design and administration, claims processing and facilitation of communications between health plans, patients, physicians and pharmacists for managed care organizations. CVS' specialty pharmacy mail order and retail operations sell prescription drugs to individuals with conditions requiring complex and expensive drug therapies. CVS' various operations carry their own private label products as well as third party brand name products.

           Closing           Closing           Closing           Closing           Closing         Closing
  1996      Price    1997     Price    1998     Price    1999     Price    2000     Price   2001    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- ------- -------
January     14.25  January    21.63  January    32.78  January    54.75  January    34.94  January  59.20
February    15.94  February   23.13  February   37.03  February   53.00  February   35.00
March       18.06  March      23.06  March      37.75  March      47.50  March      37.56
April       19.38  April      24.81  April      36.88  April      47.63  April      43.50
May         20.31  May        23.81  May        35.09  May        46.00  May        43.50
June        20.25  June       25.63  June       38.94  June       50.75  June       40.00
July        19.56  July       28.38  July       41.00  July       49.75  July       39.44
August      21.13  August     28.19  August     36.38  August     41.69  August     37.13
September   22.06  September  28.44  September  43.81  September  40.81  September  46.31
October     18.63  October    30.66  October    45.69  October    43.44  October    52.94
November    20.56  November   33.25  November   49.38  November   39.69  November   56.88
December    20.69  December   32.03  December   55.00  December   39.88  December   59.94

      The closing price on      , 2001 was    .

                        FEDERATED DEPARTMENT STORES (FD)

      Federated Department Stores operates full-line department stores in the United States. Federated's department stores include Bloomingdale's, The Bon
Marche, Burdines, Goldsmith's, Lazarus, Macy's and Rich's. These department stores sell a range of merchandise, including men's, women's and children's clothing and accessories, cosmetics, home furnishings and other consumer goods.
Federated also operates catalog businesses and electronic-commerce businesses which provide goods and services online.

           Closing           Closing           Closing           Closing           Closing         Closing
  1996      Price    1997     Price    1998     Price    1999     Price    2000     Price   2001    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- ------- -------
January     27.00  January    32.88  January    42.31  January    41.81  January    41.63  January  44.56
February    30.25  February   34.75  February   46.88  February   38.13  February   36.69
March       32.25  March      33.13  March      51.81  March      40.13  March      42.25
April       33.50  April      34.00  April      49.50  April      46.69  April      34.00
May         34.63  May        37.00  May        51.81  May        54.50  May        38.50
June        34.13  June       34.75  June       53.81  June       52.94  June       33.75
July        30.25  July       43.63  July       52.94  July       51.31  July       24.06
August      34.63  August     42.00  August     44.00  August     46.00  August     27.63
September   33.50  September  43.13  September  36.38  September  43.69  September  26.13
October     33.00  October    44.06  October    38.44  October    42.69  October    32.56
November    34.13  November   45.56  November   41.69  November   47.06  November   30.50
December    34.13  December   43.06  December   43.56  December   50.56  December   35.00

      The closing price on      , 2001 was    .

                            THE GAP, INC (GPS)

      The Gap, Inc. is an international retailer that operates stores selling specialty apparel in the United States, Canada, the United Kingdom, France, Germany and Japan. The Gap sells casual and business-casual apparel, intimate apparel, personal care and other accessories for men, women and children in its Gap, GapKids, babyGap, Banana Republic and Old Navy stores. The Gap designs virtually all of the clothing and products sold in its stores under the Gap, Banana Republic and Old Navy brand names, which are then manufactured by independent sources. Products offered in the Gap's retail line are also available through its Web sites and catalogs.

           Closing           Closing           Closing           Closing           Closing         Closing
  1996      Price    1997     Price    1998     Price    1999     Price    2000     Price   2001    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- ------- -------
January      6.98  January     8.52  January    17.36  January    42.79  January    44.69  January  32.60
February     7.91  February    9.78  February   19.86  February   43.13  February   48.31
March        8.20  March       9.93  March      20.00  March      44.88  March      49.81
April        8.93  April       9.44  April      22.86  April      44.38  April      36.75
May          9.96  May        10.19  May        24.00  May        41.71  May        35.06
June         9.52  June       11.52  June       27.31  June       50.38  June       31.25
July         8.81  July       13.17  July       26.50  July       46.75  July       35.81
August      10.37  August     13.17  August     22.69  August     39.13  August     22.44
September    8.56  September  14.81  September  23.44  September  32.00  September  20.13
October      8.56  October    15.76  October    26.72  October    37.13  October    25.81
November     9.52  November   15.91  November   32.78  November   40.56  November   24.94
December     8.93  December   15.75  December   37.42  December   46.00  December   25.50

      The closing price on    , 2001 was    .

                           THE HOME DEPOT, INC. (HD)

      The Home Depot, Inc. is a home improvement retailer that operates in the United States, Canada and Latin America. Home Depot stores sell building materials, home improvement products and lawn and garden products. In addition, Home Depot operates mail order businesses that offer maintenance and repair products and wallpaper and custom window treatments. Home Depot also offers various products through the Internet directly to consumers.

           Closing           Closing           Closing           Closing           Closing         Closing
  1996      Price    1997     Price    1998     Price    1999     Price    2000     Price   2001    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- ------- -------
January     10.22  January    11.00  January    20.17  January    40.33  January    56.63  January  48.20
February     9.61  February   12.14  February   21.29  February   39.79  February   57.81
March       10.61  March      11.89  March      22.54  March      41.50  March      64.50
April       10.53  April      12.89  April      23.23  April      39.83  April      56.50
May         11.36  May        14.03  May        26.19  May        37.71  May        48.81
June        12.00  June       15.33  June       27.69  June       42.96  June       49.94
July        11.19  July       16.60  July       27.92  July       42.54  July       51.75
August      11.81  August     15.73  August     25.42  August     41.00  August     48.06
September   12.64  September  17.38  September  26.33  September  45.75  September  53.06
October     12.19  October    18.58  October    29.04  October    50.50  October    43.00
November    11.58  November   18.69  November   33.17  November   52.79  November   39.19
December    11.14  December   19.63  December   40.79   December  68.75  December   45.69

      The closing price on    , 2001 was    .

                         KOHL'S CORPORATION (KSS)

      Kohl's Corporation operates specialty department stores primarily in the midwest, mid-Atlantic and northeastern regions of the United States. Kohl's stores sell clothing, shoes and accessories for men, women and children, and soft home products, such as towels, sheets, pillows and housewares. The consumer retail items and home products carried by Kohl's mainly consist of national brand merchandise targeted to middle-income customers.

           Closing           Closing           Closing           Closing           Closing         Closing
  1996      Price    1997     Price    1998     Price    1999     Price    2000     Price   2001    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- ------- -------
January      7.05  January     9.72  January    17.34  January    33.88  January    35.06  January  71.00
February     7.73  February   11.50  February   20.05  February   34.50  February   37.91
March        7.92  March      10.59  March      20.44  March      35.44  March      51.25
April        8.59  April      12.22  April      20.66  April      33.22  April      48.13
May          8.28  May        13.47  May        23.78  May        34.09  May        51.75
June         9.16  June       13.19  June       25.94  June       38.44  June       55.63
July         7.84  July       15.75  July       24.50  July       38.03  July       56.75
August       9.50  August     17.23  August     22.72  August     35.63  August     56.00
September    9.00  September  17.75  September  19.50  September  33.06  September  57.69
October      9.00  October    16.78  October    23.91  October    37.44  October    54.19
November    10.00  November   18.09  November   24.59  November   36.09  November   53.56
December     9.81  December   17.03  December   30.72  December   36.09  December   61.00

      The closing price on     , 2001 was     .

                            THE KROGER CO. (KR)

      The Kroger Co. operates retail supermarket food and drug stores and convenience stores, and also manufactures and processes food for sale in its own stores. Kroger's supermarkets and department stores carry a range of items including food, pharmacy, health and personal hygiene items. Kroger's convenience stores generally offer staple food items, convenience foods, general merchandise and gasoline. Kroger stores and operations are primarily located in the southern, mid-western and western regions of the United States.

           Closing           Closing           Closing           Closing           Closing         Closing
  1996      Price    1997     Price    1998     Price    1999     Price    2000     Price   2001    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- ------- -------
January      8.69  January    11.94  January    19.56  January    31.75  January    17.38  January  24.55
February     9.28  February   13.25  February   21.13  February   32.34  February   14.94
March       10.13  March      12.75  March      23.09  March      29.94  March      17.56
April       10.28  April      13.75  April      20.94  April      27.16  April      18.56
May          9.81  May        12.94  May        21.47  May        29.28  May        19.88
June         9.88  June       14.50  June       21.44  June       27.94  June       22.06
July         9.44  July       14.78  July       23.66  July       26.44  July       20.69
August      10.59  August     15.06  August     22.50  August     23.13  August     22.69
September   11.19  September  15.09  September  25.00  September  22.06  September  22.56
October     11.16  October    16.31  October    27.75  October    20.81  October    22.56
November    11.53  November   17.22  November   26.53  November   21.31  November   26.50
December    11.63  December   18.38  December   30.25  December   18.88  December   27.06

      The closing price on     , 2001 was     .

                          THE LIMITED, INC. (LTD)

      The Limited, Inc. is principally engaged in the purchase, distribution and sale of women's and men's clothing, women's intimate apparel and personal care products. The Limited's retail operations include Express, Lerner New York, Lane Bryant, Limited Stores, Structure and Henri Bendel. Intimate Brands, Inc., a corporation in which The Limited holds a majority interest, derives its revenues from sales of women's intimate and other apparel, and personal care products and accessories. Intimate Brands operates the Victoria's Secret, Bath & Body Works and White Barn Candle Co. stores. The Limited also operates mail order catalogs and electronic-commerce businesses.

           Closing           Closing           Closing           Closing           Closing         Closing
  1996      Price    1997     Price    1998     Price    1999     Price    2000     Price   2001    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- ------- -------
January      8.38  January     8.56  January    13.25  January    17.06  January    15.34  January  20.66
February     8.75  February    9.38  February   14.50  February   17.75  February   17.00
March        9.50  March       9.19  March      14.34  March      19.81  March      21.06
April       10.38  April       9.06  April      16.78  April      21.88  April      22.59
May         10.38  May        10.06  May        16.63  May        24.44  May        24.13
June        10.75  June       10.13  June       16.56  June       22.69  June       21.63
July         9.50  July       11.16  July       13.41  July       22.84  July       20.44
August       9.25  August     11.38  August     10.50  August     18.94  August     20.00
September    9.56  September  12.22  September  10.97  September  19.13  September  22.06
October      9.19  October    11.78  October    12.81  October    20.50  October    25.25
November     9.00  November   12.03  November   14.47  November   21.22  November   19.44
December     9.19  December   12.75  December   14.56  December   21.66  December   17.06

      The closing price on     , 2001 was     .

                       LOWE'S COMPANIES, INC. (LOW)

      Lowe's Companies, Inc. operates retail stores that sell home improvement products targeted for both "do-it-yourself" and commercial construction and renovation businesses. Lowe's stores carry products, supplies and materials for home improvement, decor, maintenance, repair and remodeling, lawn and garden care and maintenance of commercial buildings. Lowe's also offers services such as installation, delivery, loading, assembly and free "how-to" clinics to aid customers in design and planning of home improvement tasks. Lowe's also offers various products through the Internet directly to consumers.

           Closing           Closing           Closing           Closing           Closing         Closing
  1996      Price    1997     Price    1998     Price    1999     Price    2000     Price   2001    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- ------- -------
January     15.56  January    16.56  January    25.28  January    58.31  January    44.63  January  53.45
February    15.50  February   18.25  February   29.22  February   59.31  February   47.81
March       17.88  March      18.69  March      35.09  March      60.50  March      58.38
April       16.19  April      19.00  April      34.97  April      52.75  April      49.50
May         17.13  May        19.69  May        39.59  May        51.69  May        46.56
June        18.06  June       18.56  June       40.56  June       56.69  June       41.06
July        16.31  July       18.81  July       38.50  July       52.75  July       42.19
August      18.06  August     17.28  August     35.06  August     45.25  August     44.81
September   20.44  September  19.44  September  31.81  September  48.75  September  44.88
October     20.06  October    20.81  October    33.75  October    55.38  October    45.69
November    20.31  November   22.97  November   42.25  November   49.81  November   40.06
December    17.81  December   23.84  December   51.19  December   59.75  December   44.50

      The closing price on     , 2001 was     .

                  THE MAY DEPARTMENT STORES COMPANY (MAY)

      The May Department Stores Company operates regional department store companies, including Lord & Taylor, Hecht's, Robinson's-May, Filene's, Kaufmann's, Famous-Barr L.S., Jones Store, Meier & Frank and ZCMI. In August 2000, May completed the acquisition of David's Bridal, one of the largest retailers of bridal gowns and other bridal party merchandise in the United States.

           Closing           Closing           Closing           Closing           Closing         Closing
 1996       Price    1997     Price    1998     Price    1999     Price    2000     Price   2001    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- ------- -------
January     29.67  January    29.67  January    35.04  January    40.25  January    31.13  January  38.95
February    31.08  February   31.08  February   40.50  February   39.50  February   26.19
March       32.17  March      30.33  March      42.33  March      39.13  March      28.50
April       34.00  April      30.83  April      41.13  April      39.81  April      27.50
May         31.58  May        31.42  May        42.96  May        43.31  May        30.06
June        29.17  June       31.50  June       43.67  June       40.88  June       24.00
July        29.83  July       37.21  July       42.79  July       38.69  July       23.75
August      30.33  August     35.88  August     37.50  August     39.06  August     22.94
September   32.42  September  36.33  September  34.33  September  36.44  September  20.50
October     31.58  October    35.92  October    40.67  October    34.69  October    26.25
November    32.50  November   35.83  November   40.21  November   33.63  November   28.06
December    31.17  December   35.13  December   40.25  December   32.25  December   32.75

      The closing price on      , 2001 was    .

                          RADIOSHACK CORPORATION (RSH)

      RadioShack Corporation, formerly Tandy Corporation, primarily engages in the retail sale of consumer electronics through the RadioShack store chain and also offers its products and services on its Web site. RadioShack operates company-owned stores and franchise stores. The RadioShack stores carry an assortment of its private brand and third party brand name products, including electronic parts and accessories, wireless and conventional telephones, audio and video equipment, digital satellite systems, and specialized products such as scanners and weather radios. RadioShack also offers electronics-related services.

           Closing           Closing           Closing           Closing           Closing         Closing
  1996      Price    1997     Price    1998     Price    1999     Price    2000     Price   2001    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- ------- -------
January      9.56  January    11.31  January    19.38  January    27.00  January    48.88  January  55.04
February    10.94  February   12.59  February   22.25  February   27.81  February   38.00
March       11.56  March      12.53  March      23.50  March      31.91  March      50.75
April       12.97  April      13.13  April      24.88  April      36.38  April      57.00
May         13.50  May        13.50  May        22.13  May        41.25  May        42.63
June        11.84  June       14.00  June       26.53  June       48.88  June       47.38
July        10.56  July       14.86  July       28.41  July       51.31  July       56.38
August      11.03  August     16.59  August     27.28  August     47.25  August     59.00
September   10.09  September  16.81  September  26.75  September  51.69  September  64.63
October      9.41  October    17.19  October    24.78  October    63.00  October    59.63
November    10.56  November   21.56  November   22.53  November   76.63  November   46.88
December    11.00  December   19.28  December   20.59  December   49.19  December   42.81

      The closing price on      , 2001 was    .

                            SAFEWAY INC. (SWY)

      Safeway Inc. operates a chain of grocery stores primarily in the midwest and western regions of the United States and Canada. Safeway's stores offer food and general merchandise, including baked goods, meat, delicatessen, floral and pharmaceutical products. In addition to offering nationally advertised products from third party suppliers, Safeway operates a network of distribution, manufacturing and food processing facilities that support its retail operations and produce products that are sold under its own private labels.

           Closing           Closing           Closing           Closing           Closing         Closing
  1996      Price    1997     Price    1998     Price    1999     Price    2000     Price   2001    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- ------- -------
January     12.75  January    23.88  January    33.22  January    56.13  January    38.25  January  50.67
February    14.94  February   24.13  February   34.88  February   57.75  February   38.56
March       14.25  March      23.25  March      37.00  March      51.31  March      45.25
April       16.88  April      22.31  April      38.13  April      53.94  April      44.13
May         16.88  May        22.50  May        36.44  May        46.50  May        46.13
June        16.50  June       23.06  June       40.69  June       49.50  June       45.00
July        18.00  July       26.78  July       44.75  July       53.88  July       45.06
August      18.13  August     25.50  August     39.00  August     46.69  August     49.31
September   21.31  September  27.19  September  46.13  September  38.06  September  46.69
October     21.44  October    29.19  October    47.94  October    35.31  October    54.69
November    20.31  November   30.38  November   52.81  November   36.88  November   58.94
December    21.38  December   31.63  December   60.94  December   35.75  December   62.50

      The closing price on      , 2001 was    .

                           SEARS, ROEBUCK AND CO. (S)

      Sears, Roebuck and Co. operates retail stores and provides product repair services throughout the United States and Canada. Sears' stores carry clothing, accessories, cosmetics, jewelry, home fashions, sporting goods, home improvement and lawn products, appliances and electronics. Sears also operates specialty stores that individually focus on offering automotive products and hardware and construction materials. The merchandise offered in Sears stores consists of third party brands, as well as its own proprietary brands. Sears also offers various products through the Internet directly to consumers.

           Closing           Closing           Closing           Closing           Closing         Closing
  1996      Price    1997     Price    1998     Price    1999     Price    2000     Price   2001    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- ------- -------
January     41.50  January    48.00  January    46.00  January    40.13  January    30.94  January  38.75
February    45.38  February   54.25  February   53.00  February   40.63  February   27.56
March       48.75  March      50.13  March      57.44  March      45.19  March      30.63
April       50.00  April      48.00  April      59.31  April      46.00  April      36.75
May         50.88  May        49.13  May        61.81  May        47.81  May        36.94
June        48.63  June       53.75  June       61.06  June       44.56  June       32.63
July        41.00  July       63.13  July       50.75  July       40.50  July       29.88
August      44.00  August     56.75  August     45.38  August     37.50  August     31.19
September   44.75  September  56.94  September  44.19  September  31.38  September  32.42
October     48.38  October    41.88  October    44.94  October    28.19  October    29.73
November    49.75  November   45.81  November   47.44  November   34.19  November   32.44
December    46.00  December   45.25  December   42.50  December   30.38  December   34.75

      The closing price on      , 2001 was    .

                         TARGET CORPORATION (TGT)

      Target Corporation operates general merchandise retail stores and is a direct marketer of consumer products. Target stores offer a range of consumer products including clothing, health and beauty aids, school and office supplies, electronics, pharmacy services and home accessories, as well as books, music and movies. Target also sells various products by catalog and the Internet directly to consumers. Target's products are purchased from a variety of domestic and international suppliers.

           Closing           Closing           Closing           Closing           Closing         Closing
  1996      Price    1997     Price    1998     Price    1999     Price    2000     Price   2001    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- ------- -------
January      6.19  January     9.41  January    17.98  January    31.88  January    32.94  January  37.98
February     6.20  February   10.50  February   19.33  February   31.28  February   29.50
March        7.07  March      10.44  March      22.00  March      33.31  March      37.38
April        7.96  April      11.25  April      21.83  April      33.66  April      33.28
May          8.50  May        12.03  May        23.19  May        31.50  May        31.34
June         8.59  June       13.30  June       24.25  June       32.50  June       29.00
July         7.56  July       16.16  July       23.91  July       32.34  July       29.00
August       8.63  August     14.25  August     18.38  August     28.91  August     23.25
September    8.25  September  15.06  September  17.88  September  30.03  September  25.63
October      8.66  October    15.75  October    21.19  October    32.31  October    27.63
November     9.72  November   16.61  November   22.50  November   35.28  November   30.06
December     9.81  December   16.88  December   27.13  December   36.72  December   32.25

      The closing price on      , 2001 was    .

                         THE TJX COMPANIES, INC. (TJX)

      The TJX Companies, Inc. is a discount retailer of clothing and home fashions in the United States, Canada and Europe. TJX operates under various trade names, including T.J. Maxx, Marshalls and A.J. Wright, in the United
States, and Winners, a discount family clothing and home fashions chain in Canada. TJX also operates HomeGoods, a chain of discount home fashions stores in the United States, and T.K. Maxx, a chain of discount family clothing and home fashion stores in the United Kingdom, the Republic of Ireland and the Netherlands.

           Closing           Closing           Closing           Closing           Closing         Closing
  1996      Price    1997     Price    1998     Price    1999     Price    2000     Price   2001    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- ------- -------
January      4.72  January     9.94  January    16.94  January    29.56  January    16.31  January  31.00
February     5.56  February   10.44  February   19.44  February   28.56  February   15.94
March        6.28  March      10.69  March      22.78  March      34.00  March      22.19
April        7.38  April      11.81  April      22.13  April      33.31  April      19.19
May          8.81  May        12.00  May        23.38  May        30.00  May        21.63
June         8.44  June       13.19  June       24.13  June       33.31  June       18.75
July         7.53  July       14.94  July       23.50  July       33.06  July       16.75
August       8.00  August     13.75  August     22.31  August     28.88  August     18.81
September    8.97  September  15.28  September  17.81  September  28.06  September  22.50
October     10.00  October    14.81  October    18.94  October    27.13  October    27.25
November    11.28  November   17.25  November   25.63  November   26.19  November   25.63
December    11.84  December   17.19  December   29.00  December   20.44  December   27.75

      The closing price on      , 2001 was    .

                            WALGREEN CO. (WAG)

      Walgreen Co. is a drugstore retailer that has stores throughout the United States and Puerto Rico and operates a Web site-based prescription retail business. Walgreen's drugstores are engaged in the retail sale of prescription and non-prescription drugs, and carry additional product lines such as general merchandise, cosmetics, toiletries, household items, food and beverages. Customer prescription purchases can be made at Walgreen's drugstores as well as through the mail, telephone and the Walgreen's Web site. Walgreen drugstores sell independent brand name products purchased from domestic and foreign suppliers as well as products marketed under Walgreen's own various trade names.

           Closing           Closing           Closing           Closing           Closing         Closing
  1996      Price    1997     Price    1998     Price    1999     Price    2000     Price   2001    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- ------- -------
January      8.72  January    10.28  January    16.56  January    31.25  January    27.94  January  40.94
February     8.25  February   10.69  February   18.34  February   32.00  February   25.81
March        8.16  March      10.47  March      17.63  March      28.25  March      25.75
April        8.00  April      11.50  April      17.25  April      26.88  April      28.13
May          7.97  May        11.69  May        17.59  May        23.25  May        28.38
June         8.38  June       13.41  June       20.66  June       29.38  June       32.19
July         7.94  July       14.13  July       21.59  July       28.31  July       31.19
August       8.22  August     13.47  August     19.19  August     23.19  August     32.88
September    9.25  September  12.81  September  22.03  September  25.38  September  37.94
October      9.44  October    14.06  October    24.34  October    25.19  October    45.63
November    10.44  November   16.09  November   26.94  November   29.13  November   44.56
December    10.06  December   15.69  December   29.28  December   29.25  December   41.81

      The closing price on     , 2001 was     .

                        WAL-MART STORES, INC. (WMT)

      Wal-Mart Stores, Inc. operates mass merchandising stores, which serve customers primarily through the operation of Wal-Mart discount stores, Wal-Mart Supercenters and Sam's Clubs stores. The Wal-Mart discount stores and Wal-Mart Supercenters offer a wide variety of merchandise, including clothing, household and sporting goods and groceries. Wal-Mart stores sell name-brand merchandise and merchandise sold under Wal-Mart's own brands. Sam's Clubs are warehouse stores, accessible by membership only, that offer bulk-quantity brand name merchandise and grocery items. Wal-Mart also offers various products through the Internet directly to consumers.

           Closing           Closing           Closing           Closing           Closing         Closing
  1996      Price    1997     Price    1998     Price    1999     Price    2000     Price   2001    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- ------- -------
January     10.19  January    11.88  January    19.91  January    43.00  January    54.75  January  56.80
February    10.63  February   13.19  February   23.16  February   43.06  February   48.88
March       11.50  March      13.94  March      25.41  March      46.09  March      56.50
April       11.94  April      14.06  April      25.28  April      46.00  April      55.38
May         12.94  May        14.94  May        27.56  May        42.63  May        58.00
June        12.69  June       16.91  June       30.38  June       48.25  June       57.63
July        12.00  July       18.75  July       31.56  July       42.25  July       54.94
August      13.19  August     17.75  August     29.50  August     44.31  August     47.44
September   13.19  September  18.31  September  27.31  September  47.56  September  48.13
October     13.25  October    17.50  October    34.53  October    56.69  October    45.38
November    12.75  November   20.03  November   37.66  November   57.50  November   52.19
December    11.38  December   19.72  December   40.72  December   69.13  December   53.13

      The closing price on     , 2001 was     .

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 [HOLDRS LOGO]

                     1,000,000,000 Depositary Receipts

                          Retail HOLDRS SM Trust

                             ---------------------

                              P R O S P E C T U S

                             ---------------------

                            Merrill Lynch & Co.

                           Robert W. Baird & Co.

                       First Union Securities, Inc.

                       Morgan Keegan & Company, Inc.

                     Raymond James & Associates, Inc.

                         Sutro & Co. Incorporated

                      Tucker Anthony Capital Markets

                                      , 2001

      Until     , 2001 (25 days after the date of this prospectus), all dealers effecting transactions in the offered Retail HOLDRS, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:

      Securities and Exchange Commission registration fee............. $ 74,950
      Printing and engraving expenses.................................  150,000
      Legal fees and expenses.........................................  200,000
      Miscellaneous...................................................    5,050
                                                                       --------
        Total......................................................... $430,000
                                                                       ========

Item 15. Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

      The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16. Exhibits.

      See Exhibit Index.

Item 17. Undertakings.

      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3)
            of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events
            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on February 9, 2001.

                                     Merrill Lynch, Pierce, Fenner &
                                                Smith Incorporated

                                     By:     *
                                        ---------------------
                                          Ahmass L. Fakahany
                                          Senior Vice President and
                                          Chief Financial Officer


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 9, 2001.


                 Signature                          Title
                 ---------                          -----

                     *                              Chief Executive Officer,
___________________________________________         Chairman of the Board
             John L. Steffens                       and Director

                     *                              Director
___________________________________________
             E. Stanley O'Neal

                     *                              Director
___________________________________________
            George A. Schieren

                     *                              Director
___________________________________________
             Thomas H. Patrick

                     *                              Senior Vice President and
___________________________________________         Chief Financial Officer
            Ahmass L. Fakahany

                     *                              First Vice President and
___________________________________________         Controller
             Dominic A. Carone

          /s/ Stephen G. Bodurtha                   Attorney-in-Fact
___________________________________________
            Stephen G. Bodurtha

                               INDEX TO EXHIBITS

 Exhibits
 --------
   4.1    Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner
          & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2,
          1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS and form of Amendment No. 2 to the Standard Terms for Depositary Trust
          Agreements

   5.1    Opinion of Shearman & Sterling regarding the validity of the Retail HOLDRS Receipts

   8.1    Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences

 *24.1    Power of Attorney (included in Part II of Registration Statement)

--------

* Previously filed.